                                   EXHIBIT A

                     AGREEMENT PURSUANT TO RULE 13D-1(F)(1)


     The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Pier 1 Imports, Inc. at December 31, 1996 and agree that this filing is filed on behalf of each of them.


                                   CLOVER CAPITAL MANAGEMENT, INC.



Date:  February 14, 1997           By:s/ Michael E. Jones
                                      Michael E. Jones
                                      Managing Director






Date:  February 14, 1997           s/  Michael E. Jones
                                   Michael E. Jones



Date:  February 14, 1997           s/  Geoffrey H. Rosenberger
                                   Geoffrey H. Rosenberger



Date:  February 14, 1997           s/  Charles W. Ruff
                                   Charles W. Ruff





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